Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 15, 2014 (the “Effective Date”) by and among United Natural Foods, Inc., a Delaware corporation (the “Company”) and the persons named as Sellers on the signature pages hereof (individually, a “Seller,” and collectively, the “Sellers”).

RECITALS

WHEREAS, in connection with the Stock Purchase Agreement dated as of May 21, 2014 by and among the Company, United Natural Foods West, Inc., a California corporation, Tony’s Fine Foods, a California corporation, the persons named as Shareholders therein, and Scott Berger as representative of the Shareholders (as may be amended or modified and in effect from time to time, the “Purchase Agreement”), the Company will issue to the Sellers the Business Day following the Closing (as defined in the Purchase Agreement) those shares of the Company’s common stock, $.01 par value per share (the “Common Stock”) identified on Schedule A hereto as part of the consideration to be paid pursuant to the Purchase Agreement.

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the parties desire to enter into this Agreement to grant certain registration rights to the Sellers as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, based on the foregoing, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1    Terms Not Defined Herein.    Capitalized terms used herein and not otherwise defined are defined as set forth in the Purchase Agreement.

Section 1.2    Terms Defined Herein. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Agreement” has the meaning set forth in the preamble.

“Common Stock” has the meaning set forth in the recitals.

“Company Indemnitee” has the meaning set forth in Section 5.1(a).

“Effectiveness Period” has the meaning set forth in Section 2.1(b).

“Grace Period” has the meaning set forth in Section 2.2(j).

“Holder” means any Seller who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been assigned in compliance with Section 6.1.

“Holder Indemnitee” has the meaning set forth in Section 5.1(a).

“Indemnified Party” has the meaning set forth in Section 5.1(c).

“Indemnifying Party” has the meaning set forth in Section 5.1(c).

“Legal Counsel” means the one (1) legal counsel selected by the Sellers (and reasonably acceptable to the Company) to review the Registration Statement pursuant to Section 2.2(c).

“Purchase Agreement” has the meaning set forth in the recitals.

“Registrable Securities” means the shares of Common Stock issued to the Sellers pursuant to the Purchase Agreement and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to such securities; provided, however, that Registrable Securities shall cease to be Registrable Securities when (i) such securities have been disposed of in accordance with the Registration Statement or pursuant to Rule 144; (ii) such securities may be sold pursuant to Rule 144 without the requirement that the Company be in compliance with the current public information requirement of Rule 144 and without manner-of-sale restrictions or volume limitations; (iii) such securities cease to be outstanding; or (iv) such securities have been transferred or assigned in a private transaction in which the transferor’s rights under this Agreement are not assigned in compliance with the terms of Section 6.1.

“Registration Expenses” means all expenses incurred by the Company in effecting the registration pursuant to this Agreement, including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, “blue sky” fees and expenses, and expenses of the Company’s independent registered public accounting firm in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

“Registration Statement” has the meaning set forth in Section 2.1.

“Rule 144” means Rule 144 under the Securities Act or any successor or other similar rule, regulation or interpretation of the SEC that may at any time permit the sale of Registrable Securities to the public without registration.

“Rule 405” means Rule 405 under the Securities Act or any successor other similar rule.

“Rule 415” means Rule 415 under the Securities Act or any successor or other similar rule providing for offering securities on a continuous or delayed basis.

“Seller” has the meaning set forth in the preamble.

“Selling Expenses” means all underwriting discounts, selling commissions, fees of underwriters, selling brokers, dealer managers and similar securities industry professionals and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder, including the Legal Counsel (other than the fees and disbursements of counsel for the Company included in Registration Expenses).

“Violation” has the meaning set forth in Section 5.1(a).

ARTICLE II
REGISTRATION AND PROCEDURES

Section 2.1    Mandatory Registration.

(a)    Subject to the terms of this Agreement, the Company shall prepare and file with the SEC a registration statement covering the resale as a secondary offering to be made on a continuous basis pursuant to Rule 415 of all the Registrable Securities. Such registration statement shall be on Form S-3 (except if the Company is then ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on such other form available to the Company to register for resale of the Registrable Securities as a secondary offering). Notwithstanding the registration obligations set forth in this Section 2.1, in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly use commercially reasonable efforts (i) to file an amendment to the registration statement as required by the SEC and/or (ii) withdraw the registration statement and file a new registration statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to the Company to register for resale the Registrable Securities as a secondary offering, and the number of Registrable Securities permitted to be registered on the registration statement will be reduced among the Holders on a pro-rata basis. The registration statement (or new registration statement) required to be filed pursuant to this Section 2.1 is referred to herein as the “Registration Statement.”

(b)    The Company shall prepare and file the Registration Statement with the SEC as promptly as reasonably practicable after the Closing (and in any event no later than five (5) Business Days after the Closing), and, to the extent the Registration Statement has not theretofore been declared effective by the SEC or is not automatically effective upon such filing, the Company shall use commercially reasonable efforts to cause the Registration Statement to be declared or become effective and subject to the terms of this Agreement shall use commercially reasonable efforts to keep the Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of Registrable Securities covered thereby from the date of its initial effectiveness until such time as no securities covered by the Registration Statement remain Registrable Securities (such period, the “Effectiveness Period”).

(c)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or Section 2.2 with respect to Registrable Securities of a Holder that such Holder shall furnish to the Company such information regarding itself as required under Section 2.4(a).

Section 2.2    Registration Procedures; Company Obligations. The Company shall use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with Section 2.1, and in connection therewith shall have the following obligations:

(a)    No later than the first Business Day after the Registration Statement becomes effective, the Company shall file with the SEC the final prospectus included therein pursuant to Rule 424. The Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, shall comply as to form and content with the applicable requirements of the Securities Act and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b)    The Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration

Statement as may be necessary to keep the Registration Statement effective and usable for resale of the Registrable Securities covered thereby at all times during the Effectiveness Period, subject to Section 2.2(j). The Company shall use commercially reasonable efforts to cause any post-effective amendment to the Registration Statement that is not effective upon filing to become effective as soon as practicable after such filing. No later than the first Business Day after a post-effective amendment to the Registration Statement becomes effective, the Company shall file with the SEC the final prospectus included therein pursuant to Rule 424.

(c)    The Company shall furnish to the Holders, without charge, such documents, including copies of any preliminary prospectus or final prospectus contained in the Registration Statement or any amendments or supplements thereto, as the Holders may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities covered by the Registration Statement. The Company shall permit Legal Counsel to review and comment upon the Registration Statement at least five (5) Business Days prior to its filing with the SEC and all amendments and supplements to such Registration Statement (including, without limitation, the prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) within a reasonable number of days prior to their filing with the SEC.

(d)    The Company shall use its commercially reasonable efforts, to the extent reasonably requested by a Holder, to register and qualify, unless an exemption from registration and qualification applies, the resale of the Registrable Securities covered by the Registration Statement under the securities or “blue sky” laws of the states of the United States that are identified by such Holder and to keep such registration or qualification in effect for so long as the Registration Statement remains in effect; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.2(d), consent to general service of process in any such jurisdiction, or subject itself to general taxation in any such jurisdiction.

(e)    The Company shall promptly notify (which notice shall be accompanied by an instruction to suspend the use of the prospectus) each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which any prospectus included in, or relating to, the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information), and, subject to Section 2.2(j), promptly prepare and file with the SEC a supplement to the related prospectus or amendment to such Registration Statement or any other required document so that, as thereafter delivered to the Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)    The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable and to notify the Holders of Registrable Securities covered by the Registration Statement of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g)    The Company shall use commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be listed on the national securities exchange on which securities of the same class or series issued by the Company are listed.

(h)    The Company shall use commercially reasonable efforts to cooperate with the Holders who hold Registrable Securities covered by the Registration Statement and, to the extent applicable, facilitate the timely preparation and delivery of certificates or book-entry shares (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates or book-entry shares to be in such denominations or amounts, as the case may be, as such Holders may reasonably request and, registered in such names as such Holders may request.

(i)    The Company shall provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar of all such Registrable Securities not later than the effective date of the Registration Statement.

(j)    Notwithstanding anything in this Agreement to the contrary, at any time after the Registration Statement becomes effective the Company may delay the disclosure of material, non-public information concerning the Company or any of its Subsidiaries if the Board of Directors of the Company has determined in good faith that disclosure of such information is not in the best interests of the Company and not otherwise required (a “Grace Period”); provided, however, that the Company shall promptly (i) provide written notice to the Holders of Registrable Securities covered by the Registration Statement of the existence of material, non-public information giving rise to a Grace Period (provided that in no event shall such notice contain any material, non-public information) and the date on which the Grace Period will begin, and (ii) provide written notice to such Holders of the date on which the Grace Period ends; provided, further, that no Grace Period shall exceed forty-five (45) consecutive days and during any 12-month period such Grace Periods shall not exceed an aggregate of ninety (90) days. The provisions of Section 2.2(e) shall not be applicable during the period of any Grace Period. Upon expiration of a Grace Period, the Company shall again be bound by the provisions of Section 2.2(e) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.

Section 2.3    Current Public Information. The Company shall use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 until all the Registrable Securities cease to be Registrable Securities, and so long as a Holder owns any Registrable Securities, furnish to such Holder upon request a written statement by the Company as to its satisfaction of the current public information requirements of Rule 144.

Section 2.4    Obligations of the Sellers.

(a)    Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. In connection therewith, upon the execution of this Agreement, each Holder shall complete, execute and deliver to the Company a selling securityholder notice and questionnaire in form reasonably satisfactory to the Company. At least five (5) Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Holder of any additional information the Company requires from such Holder if such Holder elects to have any of the Registrable Securities included in the Registration Statement. A Holder shall provide such information to the Company at least two (2)

Business Days prior to the first anticipated filing date of the Registration Statement if such Holder elects to have any of the Registrable Securities included in the Registration Statement.

(b)    Each Holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)    Upon receipt of written notice from the Company of the happening of any event of the kind described in Section 2.2(e) or Section 2.2(f) or written notice of any Grace Period, each Holder shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended prospectus or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed or that the Grace Period has ended. If so directed by the Company, such Holder shall use its reasonable best efforts to return to the Company (at the Company's expense) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice other than permanent file copies then in such Holders' possession.

(d)    No Seller may participate in any registration hereunder which is an underwritten offering.

(e)     No Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

ARTICLE IV
EXPENSES OF REGISTRATION

All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder shall be borne by the Holders of the Registrable Securities so registered in proportion the Registrable Securities owned by such Holders.

ARTICLE V
INDEMNIFICATION AND CONTRIBUTION

Section 5.1    Indemnification. In the event any Registrable Securities are included in the Registration Statement:

(a)    To the extent permitted by law, the Company shall indemnify and hold harmless each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each, a “Holder Indemnitee”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference, and (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company will pay to each such Holder Indemnitee, as accrued, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnification contained in this Section 5.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or expense to the extent that it arises out of or is based upon a Violation which occurs (A) in reliance upon and in conformity with written information furnished by any such Holder Indemnitee, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner or (C) as a result of offers or sales effected by or on behalf of such Holder Indemnitee by means of a freewriting prospectus (as defined in Rule 405) that was not authorized in writing by the Company.

(b)    To the extent permitted by law, each Holder (severally and not jointly) will indemnify and hold harmless the Company and each of its officers, directors, employees, agents, representatives and Affiliates and persons, if any, who control the Company within the meaning of the Securities Act or the Exchange Act (each, a “Company Indemnitee”), against any losses, claims, damages, or liabilities (joint or several) to which any of the Company Indemnitees may become subject under the Securities Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact regarding such Holder and provided in writing by such Holder which is contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or final prospectus, amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder and each such Holder will pay, as accrued, any legal or other expenses reasonably incurred by any Company Indemnitee pursuant to this Section 5.1(b), in connection with investigating or defending any such loss, claim, damage, liability, or action as a result of such Holder’s untrue statement or omission; provided, however, that the indemnification contained in this Section 5.1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld).

(c)    Promptly after receipt by a party to this Agreement entitled to indemnity hereunder (an “Indemnified Party”) under this Section 5.1 of notice of the commencement of any action (including any governmental action), such Indemnified Party will, if a claim in respect thereof is to be made against any party to this Agreement from whom indemnification may be sought under this Section 5.1 (an “Indemnifying Party”), deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the Indemnifying Party; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the Indemnifying Party, if (i) the Indemnifying Party shall have failed to assume the defense of such claim within seven (7) days after receipt of notice of the claim and to employ counsel reasonably satisfactory to such Indemnified Party, as the case may be; or (ii) in the reasonable opinion of counsel retained by the Indemnifying Party, representation of such Indemnified Party by such counsel would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to the Indemnified Party which relates to such action or claim. The Indemnifying Party shall keep the Indemnified Party reasonably apprised of the status of the defense or any settlement negotiations with respect thereto. No Indemnifying Party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 5.1, except to the extent such failure to give notice has a material adverse effect on the ability of the Indemnifying Party to defend such action.

Section 5.2    Contribution.    If the indemnification provided for in Section 5.1 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 5.2 will be limited to an amount equal to the per share public offering price multiplied by the number of shares of Registrable Securities sold by Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE VI
GENERAL PROVISIONS

Section 6.1    Assignment; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties to this Agreement. Nothing in this Agreement will be construed to give any party other than the parties to this Agreement or their respective successors and assigns any legal or equitable right under or with respect to this Agreement or any provision of this Agreement, except such rights as will inure to a successor or permitted assignee pursuant to this Section 6.1. The Company may not assign any of its rights or delegate any of its obligations under this Agreement (except in connection with the sale of all or substantially all of the assets of or any business combination transaction involving the Company) without the prior written consent of Holders of a majority of the Registrable Securities then outstanding. A Holder may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Company; provided, however, that the rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities if (a) such transferee or assignee is an Affiliate, subsidiary or parent company, “immediate family member” (as that term is defined in Item 404 of SEC Regulation S-K) or family trust for the benefit of such Holder hereto, or (b) such transferee or assignee is a partner or member of a Holder, and such partners and members agree to act through a single representative, provided, that, in the case of clause (a) or (b), the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee shall agree to be subject to all the obligations and restrictions set forth in this Agreement.
Section 6.2    Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile with confirmation of transmission by the transmitting equipment, (c) received by the addressee, if sent by certified mail, return receipt requested, or (d) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in the case of a Seller, to the appropriate address or facsimile number set forth on Schedule A hereto, and in the case of the Company to the address or facsimile numbers set forth below (or in either case to such other addresses or facsimile numbers as a party may designate by notice to the other parties):
If to the Company:
United Natural Foods, Inc.
313 Iron Horse Way
Providence, Rhode Island 02908
Attention:    Joseph J. Traficanti, SVP and General Counsel
Fax No.:    (866) 537-3724

with a copy to:

Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
Attention:    F. Mitchell Walker, Jr.
Fax No.:    (615) 742-2775

Section 6.3    Entire Agreement; Modification or Waiver. This Agreement, including Schedule A hereto, constitutes the entire agreement among the parties and supersedes all prior agreements (other than the Purchase Agreement), whether written or oral, between the parties with respect to the subject matter hereof and thereof. This Agreement may not be amended except by a written agreement signed by the Company and the Holders of a majority of the Registrable Securities then outstanding. No claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by, in the case of any waiver requested by the Company, the Holders of a majority of the Registrable Securities then outstanding, and in the case of any waiver requested by the Holders of a majority of the Registrable Securities then outstanding, the Company. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any the Registrable Securities then outstanding, each future Holder of all such the Registrable Securities, and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Holders of the Registrable Securities then outstanding.
Section 6.4    Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force and effect without being impaired or invalidated in any way.
Section 6.5    Headings; Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the context requires.

The word “including” shall be read as “including but not limited to” and otherwise shall be considered illustrative and non-limiting. The language used in this Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting party, will not be available in the interpretation of this Agreement.
Section 6.6    Governing Law. This Agreement, and any claims that arise out of or result from this Agreement, will be governed by and construed under the laws of the State of Delaware without regard to any conflicts of laws principles that would require the application of any other law.
Section 6.7    Submission to Jurisdiction. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; and (b) agrees that all claims in respect of such action or proceeding must be heard and determined exclusively in the Court of Chancery of the State of Delaware.
Section 6.8    Execution of Agreement; Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, or by .pdf or similar imaging transmission, will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile, or by .pdf or similar imaging transmission, will be deemed to be their original signatures for any purpose whatsoever.
Section 6.9    Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. ANY PARTY MAY FILE A COPY OF THIS SECTION 6.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT BETWEEN THE PARTIES TO IRREVOCABLY WAIVE TRIAL BY JURY, AND THAT ANY PROCEEDING OR ACTION WHATSOEVER BETWEEN THE PARTIES RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
(Next Page is Signature Page)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY:

UNITED NATURAL FOODS, INC.

By: /s/ Mark E. Shamber
Name: Mark E. Shamber
Its: Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Registration Rights Agreement]

SELLERS

/s/ Traci Baiocchi
Traci Baiocchi

/s/ Paige J. Madriago
Paige J. Madriago

/s/ Lori L. Puhala
Lori L. Puhala

/s/ Daniel L. Ingoglia
Daniel L. Ingoglia

/s/ Peter A. Ingoglia
Peter A. Ingoglia

/s/ John R. Ingoglia
John R. Ingoglia

/s/ Scott A. Berger
Scott A. Berger

[Signature Page to Registration Rights Agreement]

/s/ Karl O. Berger
Karl O. Berger

/s/ Sarah Berger Garone
Sarah Berger Garone

The Joan Ingoglia Schubert Trust dated May 28, 2014

By /s/Joan Ingoglia Schubert
Joan Ingoglia Schubert, as trustee

/s/ Anna Rose Ingoglia
Anna Rose Ingoglia

/s/ Thomas P. Ingoglia
Thomas P. Ingoglia

/s/ Candice E. Stryker
Candice E. Stryker

Anthony C. Ingoglia Revocable Trust

By: /s/ Anthony C. Ingoglia
Anthony C. Ingoglia, as Trustee

[Signature Page to Registration Rights Agreement]

Cob Berger 2008 Grat dated December 16, 2008

By: /s/ Joan B. Berger
Joan B. Berger, as Trustee

Cob Berger 2010 Grat dated December 27, 2010

By: /s/ Joan B. Berger
Joan B. Berger, as Trustee

Joan Berger 2008 Grat dated December 16, 2008

By: /s/ Joan B. Berger
Joan B. Berger, as Trustee

Joan Berger 2010 Grat dated December 27, 2010

By: /s/ Joan B. Berger
Joan B. Berger, as Trustee

[Signature Page to Registration Rights Agreement]

Hansine C. Ingoglia Revocable Trust

By: /s/ Hansine Ingoglia Sterken
Hansine Ingoglia Sterken, as Trustee

Charles Otto Berger III & Joan Barbara Berger Family Trust of 1996

By: /s/ Joan Barbara Berger
Joan Barbara Berger, as Trustee

By: /s/ Charles Otto Berger III
Charles Otto Berger III, as Trustee

Thomas Patrick Ingoglia Family Trust of 2012

By: /s/ Thomas Patrick Ingoglia
Thomas Patrick Ingoglia, as Trustee

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Name of Seller	Number of Shares of Common Stock	Address and Facsimile Number for Notice
Traci Baiocchi	4111	9836 Beckenham Drive Granite Bay, CA 95746
Paige J. Madriago	4304	95 Egloff Court Folsom, CA 95630
Lori L. Puhala	4507	9950 Camberly Court Granite Bay, CA 95746
Daniel L. Ingoglia	6061	521 Buena Vista Ave. West San Francisco, CA 94117
Peter A. Ingoglia	4949	1400 40th Street Sacramento, CA 95819
John R. Ingoglia	7772	1285 Marian Way Sacramento, CA 95818
Scott A. Berger	15025	5025 Villa Alta Way Granite Bay, CA 95746
Karl O. Berger	15025	1510 12th Avenue Sacramento, CA 95818 Fax No.: 916 372 1308
Sarah Berger Garone	8047	6515 Sitta Lane Granite Bay, CA 95746
The Joan Ingoglia Schubert Trust dated May 28, 2014	4286	4921 Crestwood Way Sacramento, CA 95822
Anna Rose Ingoglia	4286	1017 4th Avenue Sacramento, CA 95818
Anthony C. Ingoglia, as Trustee of the Anthony C. Ingoglia Revocable Trust	4286	3554 C Street Sacramento, CA 95816
Joan B. Berger, as Trustee of the Cob Berger 2008 Grat dated December 16, 2008	2244	12539 Lakeshore North Auburn, CA 95602
Joan B. Berger, as Trustee of the Cob Berger 2010 Grat dated December 27, 2010	3365	12539 Lakeshore North Auburn, CA 95602
Joan B. Berger, as Trustee of the Joan Berger 2008 Grat dated December 16, 2008	2244	12539 Lakeshore North Auburn, CA 95602
Joan B. Berger, as Trustee of the Joan Berger 2010 Grat dated December 27, 2010	3365	12539 Lakeshore North Auburn, CA 95602

Hansine Ingoglia Sterken, as Trustee of the Hansine C. Ingoglia Revocable Trust	4286	871 El Chorro Way Sacramento, CA 95864
Joan Barbara Berger & Charles Otto Berger III, as Trustees of the Charles Otto Berger III & Joan Barbara Berger Family Trust of 1996	6730	12539 Lakeshore North Auburn, CA 95602
Candice E. Stryker	377	16 Crest Road Lafayette, CA 94549
Thomas Patrick Ingoglia, as Trustee of the Thomas Patrick Ingoglia Family Trust of 2012	5627	1372 Opal Street San Diego, CA 92109
Thomas P. Ingoglia	990	1372 Opal Street San Diego, CA 92109
TOTAL:	111887